UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2014

BERRY PETROLEUM COMPANY, LLC
(successor in interest to Berry Petroleum Company)
(Exact name of registrant as specified in its charters)

Delaware	1-9735	77-0079387
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4100

Berry Petroleum Company
1999 Broadway, Suite 3700
Denver, Colorado 80202
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Change in Registrant’s Certifying Accountant

On March 17, 2014, Berry Petroleum Company, LLC (“Berry”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its auditors effective upon completion of the audit services being conducted by PwC for the fiscal year ended December 31, 2013 and the filing of Berry’s related Form 10-K. Berry became an indirect wholly owned subsidiary of Linn Energy, LLC (“Linn Energy”) upon completion of its acquisition effective December 16, 2013. The periods preceding the acquisition will be audited by PwC. The dismissal of PwC was approved by the Audit Committee of Linn Energy, the indirect parent of Berry.

During Berry’s two most recent fiscal years ended December 31, 2012 and 2011, PwC’s reports on Berry’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Berry and PwC have not, during Berry’s two most recent fiscal years and the subsequent period through March 17, 2014, had any disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its reports on Berry’s financial statements; and there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

Berry has requested PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the statements in this Current Report on Form 8-K. A copy of such letter dated March 21, 2014 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
Exhibit 16.1	Letter from PricewaterhouseCoopers LLP, dated March 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY, LLC

Date: March 21, 2014	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

16.1	Letter from PricewaterhouseCoopers LLP, dated March 21, 2014